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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-87916, 33-88506, 33-88508, 33-88510, 333-08939, 333-31793, 333-52255,
333-71075, 333-75569, 333-78703, 333-78705, 333-82597, 333-84597, 333-85475,
333-90299, 333-92487, 333-45024, 333-56560, 333-73750, 333-101636 and 333-107267
of RSA Security Inc. (the "Company") on Forms S-8 and Registration Statement Nos. 333-49949, 333-73460 and 333-65210 of the Company on Form S-3 of our report dated March 4, 2004 (the report on the consolidated financial statements expressing an unqualified opinion which contains an emphasis of matter paragraph relating to the adoption of Statement of Financial Accounting Standards No.
142), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 4, 2004